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                                     EXHIBIT 11.


                    STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


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EXHIBIT 11.   STATEMENT RE COMPUTATION OF PER SHARE EARNINGS.

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

                                                          1996               1995               1994
                                                      --------------------------------------------------
Primary earnings per share:
  Common stock equivalents
    Options granted and unexercised (Note 3)                282,261          404,008           212,127
  Total weighted average shares issued (Note 1)          10,576,814        8,288,360         6,332,828
                                                      --------------------------------------------------
  Weighted average shares outstanding                    10,859,075        8,692,368         6,544,955
                                                      --------------------------------------------------
  Net Income                                                724,283        2,061,807           851,805
  Less: Preferred stock dividends                           (42,704)         (42,704)          (42,705)
                                                      --------------------------------------------------
  Net Income after preferred stock dividends                681,579        2,019,103           809,100
                                                      --------------------------------------------------
PRIMARY EARNINGS PER SHARE                             $       0.06     $       0.23      $       0.13
                                                      --------------------------------------------------
                                                      --------------------------------------------------

Fully diluted earnings per share (Note 2):
  Common stock equivalents
    Options granted and unexercised (Note 3)                282,261          404,008           212,127
  Total weighted average shares issued (Note 1)          10,576,814        8,288,360         6,332,828
                                                      --------------------------------------------------
  Weighted average shares outstanding                    10,859,075        8,692,368         6,544,955
                                                      --------------------------------------------------
  Net Income                                                724,283        2,061,807           851,805
  Less:  Preferred stock dividends                          (42,704)         (42,704)          (42,705)
                                                      --------------------------------------------------
  Net Income after preferred stock dividends                681,579        2,019,103           809,100

FULLY DILUTED EARNINGS PER SHARE                       $       0.06     $       0.23      $       0.13
                                                      --------------------------------------------------
                                                      --------------------------------------------------

NOTE 1:
Total weighted average shares issued:
  Shares outstanding at beginning of year                 8,818,848        7,458,141         5,856,467
  Total weighted average shares issued (retired)
  during the year                                         1,757,966          830,219           476,361
                                                      --------------------------------------------------
  Total weighted average shares issued - primary EPS     10,576,814        8,288,360         6,332,828
                                                      --------------------------------------------------
                                                      --------------------------------------------------

NOTE 2:
  The amount of weighted average shares outstanding for fully diluted is calculated in the same manner as the primary earnings per share. No other potentially dillutive securities exist

NOTE 3:
Total weighted average options granted and unexercised:
  Options outstanding at the beginning of the year        1,511,202          239,866              --
  Total weighted average options issued (retired)
   during the year                                       (1,228,941)         164,142           212,127
                                                      --------------------------------------------------
Total weighted average options granted and unexercised      282,261          404,008           212,127
                                                      --------------------------------------------------
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